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                     FIBREBOARD CORPORATION AND SUBSIDIARIES


                                   EXHIBIT 21

                            AS OF DECEMBER 31, 1996



Subsidiary                                       State of Incorporation
----------                                       ----------------------

Fibreboard Box & Millwork Corporation            Delaware

Norandex Inc.                                    Delaware

Pabco Metals Corporation                         Delaware

Stone Products Corporation                       California

Vytec Corporation                                Ontario, Canada

Vytec Sales Corporation                          Delaware